UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, Renee Tannenbaum, Pharm.D. accepted an appointment to fill a newly-created seat on the Board of Directors (the “Board”) of Zogenix, Inc. (the “Company”), effective immediately. Based upon the recommendation of the Board’s Nominating/Corporate Governance Committee, Dr. Tannenbaum was appointed as a Class III director, with an initial term expiring at the 2016 annual meeting of the Company’s stockholders.

Dr. Tannenbaum, 62, currently serves as the Head of Global Customer Excellence of AbbVie, Inc., a global, research-based biopharmaceutical company, a position she has held since October 2012. At AbbVie, Dr. Tannenbaum is responsible for building commercial capabilities for headquarters and affiliate commercial organizations. Prior to joining AbbVie, Dr. Tannenbaum served as President of Myrtle Potter & Company, LLC, a global life sciences consulting and advisory firm, from January 2011 to October 2012. Dr. Tannenbaum was Executive Vice President and Chief Commercial Officer at Elan Pharmaceutics, Inc. (“Elan”) from May 2009 to January 2011, where she was responsible for revenue generation for Elan’s marketed products; preparing for the commercialization of Elan’s pipeline; and strengthening Elan’s overall commercial capabilities. Prior to her role at Elan, Dr. Tannenbaum was at Novartis Pharma AG for three years, where she led the global commercial operations organization. Prior to that, Dr. Tannenbaum spent nine years at Bristol Myers Squibb and 16 years at Merck and Company, where she held a variety of leadership positions in operations and general management. Dr. Tannenbaum served on the board of directors of Immune Pharmaceuticals, Ltd from August 2011 to October 2012, and Sharps Compliance Inc. from November 2012 to November 2014. She currently serves on the advisory boards of the Women Business Leaders in the U.S. Healthcare Industry Foundation and the Healthcare Businesswomen’s Association. Previously, Dr. Tannenbaum served on the advisory board of BayBio, the Northern California Life Sciences Association. In addition, Dr. Tannenbaum was an Assistant Professor of Clinical Pharmacy at the Philadelphia College of Pharmacy and Sciences, now known as the University of the Sciences at Philadelphia, and she retains a faculty position at the University’s Mayes College of Healthcare Business and Policy and serves as the Dean’s Professor. Dr. Tannenbaum received her Doctor of Pharmacy degree from the Philadelphia College of Pharmacy and Sciences, her M.B.A. from Temple University, and her B.Sc. degree in Pharmacy from the University of Connecticut.

In connection with her appointment to the Board, pursuant to the Company’s independent director compensation policy, Dr. Tannenbaum has been granted an option to purchase 75,000 shares of the Company’s common stock, which have an exercise price per share equal to $1.30, the fair market value of the Company’s common stock on the date of grant. The options will vest over three years in thirty-six equal monthly installments, subject to her continuing service on the Board. Dr. Tannenbaum will also receive cash compensation for her service on the Board in accordance with the Company’s independent director compensation policy, as such policy may be amended from time to time. There are no other arrangements or understandings between Dr. Tannenbaum and any other person pursuant to which she was selected to serve on the Board. There are no transactions in which the Company is a party and in which Dr. Tannenbaum has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: February 10, 2015	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary